EXHIBIT 99.1

Gartner	Press Release
Gartner Reports Third Quarter 2018 Financial Results
Total Contract Value $3.0 Billion, +12% YoY FX Neutral
THIRD QUARTER 2018 HIGHLIGHTS

•	Revenues: $922 million, +11%; adjusted revenues excluding divested operations: $910 million, +11%, +13% foreign currency neutral.

•	Net income: $12 million; adjusted EBITDA excluding divested operations: $149 million, +15%, +17% foreign currency neutral.

•	Diluted EPS: $0.13; adjusted EPS: $0.85.

•	Operating cash flow: $249 million; free cash flow: $251 million.

•	Divested a non-core asset for $116 million in net cash.

•	Paid down $262 million of debt.
2018 FINANCIAL OUTLOOK
The Company projects the following financial results:

•	Q4 Revenues $1.07-1.12 billion.

•	Q4 Net income $75-88 million; adjusted EBITDA excluding divested operations $211-231 million.

•	Q4 Diluted EPS $0.82-0.97; adjusted EPS $1.18-1.34.

•	Full Year 2018: Operating cash flow $437-467 million; free cash flow $440-460 million.
STAMFORD, Conn., November 1, 2018 — Gartner, Inc. (NYSE: IT), the world's leading research and advisory company, today reported results for third quarter 2018 and provided guidance for fourth quarter 2018. Information included in this Press Release is supplemented by a PDF (the "supplemental PDF") available on the Company's Investor Relations website at https://investor.gartner.com.
Gene Hall, Gartner’s chief executive officer, commented, “Third quarter 2018 continued our trend of double-digit growth in contract value, revenue, and profits, combined with strong cash flow. The compelling insights we create, combined with our operational effectiveness, deliver incredible value to more than 15,000 enterprise clients around the world. Our prospects for future growth remain strong."
CONFERENCE CALL INFORMATION
The Company will host a webcast call at 8:00 a.m. Eastern time on Thursday, November 1, 2018 to discuss the Company’s financial results. The call will be available via the Internet by accessing the Company’s website at https://investor.gartner.com or by dialing 866-777-2509. A replay of the webcast will be available for approximately 30 days following the call on the Company's website.
CONSOLIDATED RESULTS HIGHLIGHTS

($ in millions, except per share data)	Three Months Ended
	September 30,		Reported	FX Neutral
	2018	2017	Change	Change
GAAP Metrics:
Revenues	$922	$828	11%	13%
Net income (loss)	12	(48)	nm	na
Diluted EPS	0.13	(0.53)	nm	na
Operating cash flow	$249	$150	67%	na

Non-GAAP Metrics:
Adjusted revenues excluding divested operations	$910	$818	11%	13%
Adjusted EBITDA excluding divested operations	149	130	15%	17%
Adjusted EPS	0.85	0.65	31%	na
Free cash flow	$251	$144	74%	na
nm=not meaningful.
na=not available.

SEGMENT RESULTS HIGHLIGHTS

•	Global Technology Sales Contract Value (GTS CV): $2.4 billion, +14% FX Neutral

•	Global Business Sales Contract Value (GBS CV): $0.6 billion, +4% FX Neutral
Segment operating results for the three months ended September 30, 2018 follows (Unaudited; in millions):

GAAP revenue Research: $774 million, +18%; +20% FX neutral. Events: $57 million, +27%; +31% FX neutral. Consulting: $79 million, +9%; +10% FX neutral.	Adjusted revenues excluding divested operations Research: $771 million, +11%; +12% FX neutral. Events: $57 million, +27%; +30% FX neutral. Consulting: $79 million, +9%; +10% FX neutral.
GAAP contribution and contribution margin Research: $535 million, +23%; 69% contribution margin Events: $25 million, +56%; 44% contribution margin Consulting: $18 million, +14%; 23% contribution margin
Adjusted contribution and adjusted contribution margin - excluding divested operations
Research: $533 million, +11%; 69% contribution margin
Events: $25 million, +55%; 44% contribution margin
Consulting: $18 million, +14%; 23% contribution margin

The results of the Company's Other segment are not presented in the tables above since the Company divested all three of the non-core businesses that comprised its Other segment during the nine months ended September 30, 2018. On October 31, 2018 we also divested a small non-core Research product called Metrics That Matter which will be reported in our fourth quarter 2018 results. Additional information regarding the divestitures and our segment results can be obtained in the supplemental PDF and in our quarterly report on Form 10-Q filed with the SEC on November 1, 2018.

Certain financial metrics contained in this Press Release are considered non-GAAP financial measures. Definitions of these non-GAAP financial measures are included in this Press Release under "Non-GAAP Financial Measures" and reconciliations under "Supplemental Information — Non-GAAP Reconciliations."

FINANCIAL OUTLOOK FOR 2018
Additional details regarding our 2018 financial outlook are available in the supplemental PDF.

ABOUT GARTNER
Gartner, Inc. (NYSE: IT) is the world’s leading research and advisory company and a member of the S&P 500. We equip business leaders with indispensable insights, advice and tools to achieve their mission-critical priorities and build the successful organizations of tomorrow. Our unmatched combination of expert-led, practitioner-sourced and data-driven research steers clients toward the right decisions on the issues that matter most. We are a trusted advisor and an objective resource for more than 15,000 organizations in more than 100 countries — across all major functions, in every industry and enterprise size. To learn more about how we help decision makers fuel the future of business, visit www.gartner.com.

CONTACT
David Cohen, GVP, Investor Relations, Gartner
+1 203.316.6631
investor.relations@gartner.com

FORWARD LOOKING STATEMENTS
Statements contained in this press release regarding the Company’s growth and prospects, projected financial results and all other statements in this release other than recitation of historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, estimates, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following: our ability to achieve and effectively manage growth, including our ability to integrate our acquisitions and consummate and integrate future acquisitions; our ability to pay our debt; our ability to maintain and expand our products and services; our ability to expand or retain our customer base; our ability to grow or sustain revenue from individual customers; our ability to attract and retain a professional staff of research analysts and consultants as well as experienced sales personnel upon whom we are dependent; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to carry out our strategic initiatives and manage associated costs; our ability to successfully compete with existing competitors and potential new competitors; our ability to enforce or protect our intellectual property rights; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on our businesses and operations; general economic conditions; risks associated with the creditworthiness and budget cuts of governments and agencies; the impact of the Tax Cuts and Jobs Act of 2017; and other factors described under “Risk Factors” contained in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which can be found on Gartner’s website at www.investor.gartner.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES
Certain financial measures used in this Press Release are not defined by generally accepted accounting principles ("GAAP") and as such are considered non-GAAP financial measures. We provide these measures to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and as a result may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP. The non-GAAP financial measures used in this Release are defined as follows:
Adjusted Revenue: Represents GAAP revenue plus the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the non-cash fair value adjustments on pre-acquisition deferred revenues is recognized ratably over the remaining period of the underlying revenue contract. We believe Adjusted Revenue is an important measure of our recurring operations as it provides a more accurate period-over-period comparison of trends in revenues.
Adjusted Contribution and Adjusted Contribution Margin: Adjusted Contribution represents GAAP contribution plus: (i) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues; less (ii) for the consolidated Company, a reduction for unallocated bonus and fringe costs. Adjusted Contribution Margin represents the contribution margin on Adjusted Revenue. We believe these are important measures of our recurring operations as they provide a more accurate and consistent period-over-period comparison of our segment results.
Adjusted Revenue, Adjusted Contribution, and Adjusted Contribution Margin - Excluding Divested Operations: Represent the non-GAAP metrics defined above less results of divested operations. We believe these are important measures of our recurring operations as they provide a more accurate and consistent period-over-period comparison of our segment results.

Adjusted EBITDA: Represents GAAP net income (loss) plus: (i) interest, taxes and other operating expense; stock-based compensation expense; depreciation, amortization, and accretion on excess facilities obligations; the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues; acquisition and integration charges and certain other non-recurring items; less (ii) gain on divestitures. We believe Adjusted EBITDA is an important measure of our recurring operations as it excludes items not representative of our core operating results.
Adjusted EBITDA Excluding Divested Operations: Represents Adjusted EBITDA as defined above less EBITDA from divested operations. We believe this metric is an important measure of our recurring operations as it provides a more accurate and consistent period-over-period comparison of our results.

Adjusted Net Income: Represents GAAP net income (loss) adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include (i) the amortization of acquired intangibles; (ii) acquisition and integration charges; (iii) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues; (iv) the non-recurring impact from the enactment of the Tax Cuts and Jobs Act of 2017; (v) gains on divestitures; (vi) certain other non-recurring items; and (vii) the related tax effect. We believe Adjusted Net Income is an important measure of our recurring operations as it excludes items not indicative of our core operating results.
Adjusted EPS: Represents Adjusted Net Income divided by the weighted-average diluted shares outstanding. We believe Adjusted EPS is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.
Free Cash Flow: Represents cash provided by operating activities determined in accordance with GAAP: (i) plus payments for acquisition and integration items directly-related to our acquisitions and certain other non-recurring items; (ii) less payments for capital expenditures. We believe that Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that may be available to be used to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.
Foreign Currency Neutral (FX Neutral): We provide foreign currency neutral dollar amounts and percentages for our contract values, revenues, certain expenses, and other metrics. These foreign currency neutral dollar amounts and percentages eliminate the effects of exchange rate fluctuations and thus provide a more accurate and meaningful trend in the underlying data being measured. We calculate foreign currency neutral dollar amounts by converting the underlying amounts in local currency for different periods into U.S. dollars by applying the same foreign exchange rates.

SUPPLEMENTAL INFORMATION - NON-GAAP RECONCILIATIONS
The following tables provide reconciliations of certain Non-GAAP financial measures used in this Press Release with the most directly comparable GAAP measure. See "Non-GAAP Financial Measures" above for definitions of these measures. In the following Non-GAAP reconciliation tables, some totals may not add due to rounding and percentage changes are based on the whole number and recalculation based on millions may yield a different result.
Reconciliation - GAAP Revenue to Adjusted Revenue and Adjusted Contribution Excluding Divested Operations (Unaudited; in millions):

For the three months ended September 30, 2018:

	Research	Events	Consulting	Other	Unallocated	Total
GAAP revenue	$774	$57	$79	$12	$—	$922
Add: Amortization of deferred revenue fair value adjustment (a)	—	—	—	—	—	—
Adjusted revenue	774	57	79	12	—	922
Less: divested operations	(3)	—	—	(9)	—	(12)
Adjusted revenue excluding divested operations	$771	$57	$79	$3	$—	$910

GAAP contribution	$535	$25	$18	$7	$—	$585
Add: Amortization of deferred revenue fair value adjustment (a)	—	—	—	—	—	—
Less: Unallocated expense (b)	—	—	—	—	—	—
Adjusted contribution	535	25	18	7	—	585
Less: divested operations	(2)	—	—	(5)	—	(7)
Adjusted contribution excluding divested operations	$533	$25	$18	$2	$—	$579
Adjusted contribution margin excluding divested operations	69%	44%	23%	67%	na	64%

For the three months ended September 30, 2017:

	Research	Events	Consulting	Other	Unallocated	Total
GAAP revenue	$653	$45	$72	$58	$—	$828
Add: Amortization of deferred revenue fair value adjustment (a)	48	—	—	16	—	64
Adjusted revenue	701	45	72	74	—	892
Less: divested operations	(4)	—	—	(70)	—	(74)
Adjusted revenue excluding divested operations	$697	$45	$72	$4	$—	$818

GAAP contribution	$436	$16	$16	$31	$—	$499
Add: Amortization of deferred revenue fair value adjustment (a)	48	—	—	16	—	64
Less: Unallocated expense (b)	—	—	—	—	(3)	(3)
Adjusted contribution	484	16	16	47	(3)	560
Less: divested operations	(3)	—	—	(45)	—	(48)
Adjusted contribution excluding divested operations	$481	$16	$16	$2	$(3)	$512
Adjusted contribution margin excluding divested operations	69%	36%	22%	62%	na	63%

(a) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(b) Consists of certain unallocated costs.
na=not applicable.

Reconciliation - GAAP Net Income (Loss) to Adjusted EBITDA Excluding Divested Operations (Unaudited; in millions):

	Three Months Ended September 30,
	2018	2017
GAAP net income (loss)	$12	$(48)
Interest expense, net	27	39
Gain on divestitures	(13)	—
Other expense (income), net	1	(1)
Tax provision (benefit)	26	(14)
Operating income (loss)	53	(24)
Adjustments:
Stock-based compensation expense (a)	10	13
Depreciation, accretion, and amortization (b)	69	69
Amortization of deferred revenue fair value adjustment (c)	—	64
Acquisition and integration charges and other non-recurring items (d)	20	27
Adjusted EBITDA	152	149
Less: Divested operations EBITDA (e)	(3)	(19)
Adjusted EBITDA excluding divested operations	$149	$130
(a) Consists of charges for stock-based compensation awards.
(b) Includes depreciation expense, accretion on excess facilities obligations, and amortization of intangibles.
(c) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(d) Consists of incremental and directly-related charges from acquisitions and other non-recurring items.
(e) Consists of Adjusted EBITDA from divested operations.

Reconciliation - GAAP Net Income (Loss) to Adjusted Net Income and Adjusted EPS (Unaudited; in millions, except per share amounts):

	Three Months Ended September 30,
	2018		2017
	Amount	Per share	Amount	Per share
GAAP net income (loss)	$12	$0.13	$(48)	$(0.53)
Acquisition and other adjustments:
Amortization of acquired intangibles (a)	51	0.55	51	0.56
Amortization of deferred revenue fair value adjustment (b)	—	—	64	0.69
Acquisition & integration charges and other non-recurring items (c), (d)	21	0.23	31	0.34
Gain on divestitures	(13)	(0.14)	—	—
Tax impact of adjustments (e)	7	0.08	(38)	(0.42)
Rounding	—	—	—	0.01
Adjusted net income and Adjusted EPS (f)	$78	$0.85	$60	$0.65
(a) Consists of non-cash amortization charges from acquired intangibles.
(b) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(c) Consists of incremental and directly-related charges related to acquisitions and other non-recurring items.
(d) Includes the amortization and write-off of deferred financing fees, which is recorded in Interest expense, net in the Condensed Consolidated Statement of Operations and in the Adjusted EBITDA table.
(e) The effective tax rates on the adjustments were (12%) and 26% for the three months ended September 30, 2018 and 2017, respectively.
(f) Adjusted EPS was calculated based on 92.1 million and 92.0 million diluted shares for the three months ended September 30, 2018 and 2017, respectively.

Reconciliation - GAAP Cash Provided by Operating Activities to Free Cash Flow (Unaudited; in millions):

	Three Months Ended September 30,
	2018	2017
GAAP cash provided by operating activities	$249	$150
Adjustments:
Plus: cash paid for acquisition, integration, and other non-recurring items	26	28
Less: cash paid for capital expenditures	(24)	(34)
Free Cash Flow	$251	$144

Financial Outlook Reconciliation - GAAP Net Income to Adjusted EBITDA Excluding Divested Operations: (Unaudited; in millions):

	Fourth Quarter 2018 Guidance
	Low	High
Net income	$75	$88
Interest expense, net (a)	26	26
Other (income) expense, net	1	1
Gain on divestitures	(14)	(14)
Tax provision	42	49
Operating income	130	150

Normalizing adjustments:
Stock-based compensation expense	12	12
Depreciation, accretion, and amortization	56	56
Deferred revenue fair value adjustment	—	—
Acquisition and integration charges and other nonrecurring items	13	13
Adjusted EBITDA	$211	$231
Less: EBITDA from divested operations	—	—
Adjusted EBITDA excluding divested operations	$211	$231
(a) Includes approximately $2.0 million of amortization of deferred financing fees, which is reported in Interest expense, net.

Financial Outlook Reconciliation - GAAP EPS to Adjusted EPS (Unaudited):

	Fourth Quarter 2018 Guidance
	Low	High
GAAP EPS	$0.82	$0.97

Normalizing adjustments:
Amortization of acquired intangibles	0.36	0.36
Acquisition and integration charges and other nonrecurring items	0.15	0.15
Deferred revenue fair value adjustment	—	—
Gain on divestitures	(0.15)	(0.15)
Rounding	—	0.01
Adjusted EPS	$1.18	$1.34

Financial Outlook Reconciliation - GAAP Cash Provided by Operating Activities to Free Cash Flow (Unaudited; in millions):

	Full Year 2018 Guidance
	Low	High
Operating cash flow	$437	$467
Acquisition, integration, and other non-recurring payments	138	138
Capital expenditures	(135)	(145)
Free cash flow	$440	$460

GARTNER, INC.

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended
	September 30,
	2018	2017
Revenues:
Research	$774,188	$653,443
Events	57,141	44,953
Consulting	78,752	72,117
Other	11,593	57,572
Total revenues	921,674	828,085
Costs and expenses:
Cost of services and product development	336,112	332,207
Selling, general and administrative	447,537	421,163
Depreciation	17,335	17,340
Amortization of intangibles	50,852	51,224
Acquisition and integration charges	17,114	30,500
Total costs and expenses	868,950	852,434
Operating income (loss)	52,724	(24,349)
Interest expense, net	(26,984)	(38,762)
Gain from divested operations	13,040	—
Other (expense) income, net	(827)	1,171
Income (loss) before income taxes	37,953	(61,940)
Provision (benefit) for income taxes	26,200	(13,760)
Net income (loss)	$11,753	$(48,180)

Net income (loss) per share:
Basic	$0.13	$(0.53)
Diluted	$0.13	$(0.53)
Weighted average shares outstanding:
Basic	90,854	90,624
Diluted	92,148	90,624

Source: Gartner, Inc.

Gartner-IR